Exhibit 10.27

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT (“FIRST Amendment”) is made by and between the Regents of the University of New Mexico, a body corporate of the State of New Mexico, as Landlord, and Exagen Diagnostics, Inc., as Tenant.

WHEREAS, in May 2013, Tenant entered into a Lease with Landlord for space at 800 Bradbury Dr.SE known as Suite 108 (the “Lease”); and

WHEREAS, Tenant desires, and Landlord agrees, to Tenant’s First Option to Extend Initial Term and.

NOW THEREFORE, Tenant and Landlord mutually agree and covenant as follows:

1.

Landlord and Tenant agree to extend the Lease Term for six (6) months by exercising Tenant’s First Option to Extend Initial Term, pursuant to paragraph 3.02 of the Lease. The parties agree that the First Option term shall be reduced from one (1) year to six (6) months to commence June 1, 2014 and expire on November 30, 2014.

2.	All capitalized terms used, but not defined, in this First Amendment shall have the meaning ascribed to them in the Lease.

3.	Except as amended herein, all other terms and conditions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives.

LANDLORD: The Regents of the University of New Mexico

/s/ David W. Harris
By:	David W. Harris
Its:	EVP for Administration, COO & CFO

/s/ Bruce Cherrin
By:	Bruce Cherrin
Its:	Chief Procurement Officer

TENANT: Exagen Diagnostics, Inc.,

/s/ Wendy Swedick
By:	Wendy Swedick
Its:	Chief Financial Officer and Chief Operations Officer